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                                        Draft-- July 29, 1999


                        1999 NEUBERGER BERMAN INC.
                          ANNUAL INCENTIVE PLAN

                                  ARTICLE I
                                   PURPOSE

        The purposes of the 1999 Neuberger Berman Inc. Annual Incentive Plan (the "PLAN") are to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company's performance.

                                  ARTICLE II
                                 DEFINITIONS

        2.1. DEFINITIONS. Unless the context requires otherwise, or otherwise defined in this Plan, capitalized terms used herein shall have the respective meanings set forth below:

             "BOARD" shall mean the Board of Directors of the Company.

             "CHANGE IN CONTROL" means the occurrence of any of the following events:

             (1) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "INCUMBENT DIRECTORS") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period other than as a result of a proxy contest, or any agreement arising out of an actual or threatened proxy contest, shall be treated as an Incumbent Director; or

             (2) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), but excluding the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Act), directly or

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          indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

              (3) the stockholders of the Company shall approve a definitive agreement (A) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger own a percentage of the voting power in such corporation that is less than one-half of the percentage of the voting power they owned in the Company immediately prior to such transaction or (B) for the sale or other disposition of all or substantially all of the assets of the Company to any other entity; PROVIDED, in each case, that such transaction shall have been consummated; or

             (4) the purchase of Common Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any Subsidiary, or an employee benefit plan of the Company or any Subsidiary, for 20% or more of the Common Stock of the Company.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

             "COMMITTEE" means the Compensation Committee of the Board, or when section 162(m) of the Code or Rule 16b promulgated under the Act would require action to be taken by a committee of "outside directors" or "Non-Employee Directors," as the case may be, the "Committee" shall be deemed to refer to a subcommittee of the Compensation Committee that consist of two or more members meeting such requirements, or the full Board in the absence of such a subcommittee.

             "COMPANY" shall mean Neuberger Berman Inc.

             "COVERED EMPLOYEE" shall have the meaning set forth in
     Section 162(m).

             "PARTICIPANT" shall mean (I) each executive officer of the Company and (II) each other key employee of the Company or a Subsidiary whom the Committee designates as a participant under the Plan.

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             "PERFORMANCE PERIOD" shall mean each calendar year or multi-year cycle as determined by the Committee.

             "PLAN" shall mean the 1999 Neuberger Berman Inc. Annual Incentive Plan, as set forth herein and as may be amended from time to time.

             "SECTION 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (including any proposed regulations).

             "SUBSIDIARY" shall mean any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the voting power of all classes of stock entitled to vote and any other business organization, regardless of form, in which the Company possesses directly or indirectly 50% or more of the total combined equity interests in such organization.

          2.2. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                                ARTICLE III
                               ADMINISTRATION

        The Committee shall administer and interpret the Plan, PROVIDED THAT, in no event, shall the Plan be interpreted in a manner which would cause any award intended to be qualified as performance-based compensation under Section 162(m) to fail to so qualify. The Committee shall establish the performance objectives for any Performance Period in accordance with
Section 4 and certify whether such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final and conclusive. The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct. The Committee may delegate its authority under this Plan; PROVIDED that the Committee shall in

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no event delegate its authority with respect to the compensation of the
Chief Executive Officer of the Company, the four most highly compensated executive officers (as determined under Section 162(m) of the Code and regulations thereunder) of the Company and any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.


                                ARTICLE IV
                                 BONUSES

      4.1. PERFORMANCE CRITERIA. Within 90 days after each Performance Period begins (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for such Performance Period and an objective compensation formula in order to determine the amount of such bonus (if any). Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (I) earnings per share growth; (II) growth in the Company's revenue; (III) growth in the Company's assets under management; and (IV) relative investment and/or financial performance versus a peer group of companies.

        4.2. MAXIMUM AMOUNT PAYABLE. If the Committee certifies in writing that any of the performance objectives established for the relevant Performance Period under Section 4.1 has been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the Performance Period for which the bonus is payable shall be entitled to receive an annual bonus in an amount determined pursuant to the objective compensation formula established by the Committee. If a Participant's employment terminates for any reason (including, without limitation, his death, disability or retirement) prior to the last day of the Performance Period for which the bonus is payable, such Participant shall receive an annual bonus equal to the maximum bonus payable to such Participant under the preceding sentence multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the termination occurs prior to and including the date of the Participant's termination of employment and the denominator of which is the total number of days in the Performance Period.

        4.3.  NEGATIVE DISCRETION.  Notwithstanding anything else contained in
Section 4.2 to the contrary, the Committee shall have the right, in its absolute discretion, (I) to reduce or eliminate the amount otherwise payable to any Participant under Section 4.2 based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (II) to establish rules or procedures that have the effect of

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limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4.2.

        4.4. AFFIRMATIVE DISCRETION. Notwithstanding any other provision in the Plan to the contrary, (I) the Committee shall have the right, in its discretion, to pay to any Participant an annual bonus for such year in an amount up to the maximum bonus payable under Section 4.4, based on individual performance or any other criteria that the Committee deems appropriate and
(II) in connection with the hiring of any person, the Committee may provide for a minimum bonus amount in any Performance Period, regardless of whether performance objectives are attained.

        4.5. CHANGE IN CONTROL. In the event of a Change in Control, the Board (as constituted immediately prior to the Change in Control) shall, in its sole discretion, determine whether and to what extent the Performance Criteria have been met for the year in which the Change in Control occurs.

                                    ARTICLE V
                                     PAYMENT

        5.1. IN GENERAL. Except as otherwise provided hereunder, payment of any bonus amount determined under Article 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained or, in the case of any bonus payable under the provisions of Section 4.4, after the Committee determines the amount of any such bonus.

        5.2. FORM OF PAYMENT. The Committee shall determine whether any bonus payable under this Plan is payable in cash or in restricted stock or options awarded under the 1999 Neuberger Berman Inc. Long-Term Incentive Plan.

                                    ARTICLE VI
                                GENERAL PROVISIONS

        6.1. EFFECTIVENESS OF THE PLAN. The Plan shall be effective with respect to calendar years beginning on or after January 1, 1999 and ending on or before December 31, 2002, unless the term hereof is extended by action of the Board, provided, however, that no such extension shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).

        6.2. AMENDMENT AND TERMINATION. Notwithstanding Section 6.1, the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan;

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provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year which has already commenced and no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as under Section 162(m).

        6.3. DESIGNATION OF BENEFICIARY. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

        6.4. NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

        6.5.  NO LIMITATION ON CORPORATE ACTIONS.  Nothing contained in the
Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

        6.6. NONALIENATION OF BENEFITS. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan.
The Company's obligations under this Plan are not assignable or transferable except to (I) a corporation which acquires all or substantially all of the Company's assets or (II) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators or successors in interest.

        6.7. WITHHOLDING. Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable United States federal, state and local or non-

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United States income and employment taxes and any other amounts that the
Company or a Subsidiary is required at law to deduct and withhold from such payment.

        6.8. SEVERABILITY. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

        6.9. GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

        6.10. HEADINGS. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

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